UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Eastman Chemical Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

EASTMAN

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EASTMAN CHEMICAL COMPANY ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2010

Notice of Annual Meeting of Stockholders

WHEN AND WHERE IS THE STOCKHOLDERS MEETING?

The 2010 Annual Meeting of Stockholders will be held at the Toy F. Reid Employee Center, located at 400 South Wilcox Drive, in Kingsport, Tennessee, on May 6, 2010, at 11:30 a.m. If you need directions to the Annual Meeting, please call 1-423-229-4647.

WHAT IS BEING VOTED ON AT THE STOCKHOLDERS MEETING?

- The election of directors: Gary E. Anderson, Renée J. Hornbaker, and Thomas H. McLain.
- The ratification of appointment of PricewaterhouseCoopers LLP as independent auditors.
- A proposal to amend the Certificate of Incorporation to permit holders of 25% of shares to call a special meeting of stockholders.
- Stockholder proposal requesting that the Board of Directors take steps necessary to elect each director annually.
- The consideration of any other business that is properly brought before the meeting or any adjournment of the meeting.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends that stockholders vote FOR all of the director nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors, FOR the proposal to amend the Certificate of Incorporation to permit holders of 25% of shares to call a special meeting of stockholders, and AGAINST the stockholder proposal requesting that the Board of Directors take steps necessary to elect each director annually.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

This is not a proxy card. If you wish to cast your vote on a traditional proxy card, you must request a paper copy of the proxy materials by following the instructions below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following proxy materials can be viewed at: www.ViewMaterial.com/EMN

- **2010 Proxy Statement**
- **2009 Annual Report**

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 22, 2010 to facilitate timely delivery.

You may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide the control number (located by the arrow in the box below).

1. Call the toll-free telephone number, 1-800-516-1564, and follow the instructions provided, or
2. Access the website www.SendMaterial.com and follow the instructions provided, or
3. Send us an e-mail at papercopy@SendMaterial.com with your control number (located by the arrow in the box below) in the Subject line. Unless you instruct us otherwise, we will reply to your e-mail with a copy of the proxy materials in PDF format for this annual meeting only.

➔

To vote your Eastman Chemical Company shares, you can attend the Annual Meeting of Stockholders and vote in person or you can:

1. **Go to www.ViewMaterial.com/EMN**
2. **Click on the icon to vote your shares.**
3. **Enter the 11 digit control number (located by the arrow in the box above).**
4. **Follow the simple instructions to record your vote.**

You are able to vote by Internet until 6:00 a.m. on May 6, 2010.

[FORM OF NOTICE TO BE SENT TO CERTAIN STOCKHOLDERS OF RECORD
IN LIEU OF PAPER PROXY MATERIALS – PG.2]
EXPLANATION OF NOTICE REGARDING “INTERNET AVAILABILITY OF PROXY MATERIALS”
In accordance with federal securities laws, Eastman has elected to make its proxy materials relating to its 2010 Annual Meeting of Stockholders available on the Internet to stockholders receiving the accompanying notice (the “Notice”). The purpose of Internet availability of proxy materials is to promote the use of the Internet as a reliable and cost-effective means of making proxy materials available to stockholders. The Company expects that it may realize significant cost savings related to the printing and distribution of proxy materials to stockholders by the use of the Internet.
The purpose of the Notice is to provide you with important instructions for obtaining the Company’s proxy materials. The Notice is NOT a form for voting. We encourage you to review all of the important information contained in the proxy materials before voting.
Although you have received the Notice and may access and review the proxy materials via the Internet, you may also elect to receive a paper or e-mail copy of the proxy materials. In order to receive a paper or e-mail copy of the proxy materials, you must specifically request a copy by following the instructions contained in the Notice.
If you choose to vote via the Internet, you must follow the instructions on the Notice regarding accessing the Company’s proxy materials via the Internet.
You may also attend the Annual Meeting and vote in person. If you choose to vote in person, you must obtain the admission ticket that is included with the electronic form of proxy (accessible through the Internet site contained in the Notice), and bring it with you to the Annual Meeting of Stockholders.